Exhibit 99.1

             HAEMONETICS REPORTS THIRD QUARTER FISCAL 2006 EARNINGS

     BRAINTREE, Mass., Jan. 31 /PRNewswire-FirstCall/ -- Haemonetics Corporation (NYSE: HAE) reported today third quarter fiscal year 2006 net revenue of $106 million, a 7.7% increase over the third quarter of fiscal year 2005 and year-to-date revenue of $309 million, a 9.1% increase over FY05. Diluted net earnings per share for the quarter were $1.02 and for year-to-date are $1.89.

     The Company's net income includes two unusual items. First, the Company recorded $28 million of pre-tax income following a successful arbitration award which compensates Haemonetics for sales lost when a competitor bought one of Haemonetics' largest customers and refused to honor a supply agreement. The award positively affected earnings per share by $0.61. Second, the Company recorded a $3.75 million impairment charge for an intangible asset related to pathogen reduction. Haemonetics will continue its development work on platelet collection technology for the pathogen reduction market. The impairment charge negatively affected earnings per share by ($0.09). These unusual items combined to impact the Company's diluted net earnings per share positively by $0.52.

     To further assist investors in understanding the unusual items, a complete description can be found on the Company's website at http://www.haemonetics.com/site/content/km/presentations.asp.

     FINANCIAL HIGHLIGHTS

     Haemonetics reported the following additional financial results:

     * Q3:06 gross profit of $56 million, up 7.5% from $52 million in Q3:05; year-to-date gross profit of $162 million, up 12.1% from $144 million in FY05

     * Q3:06 gross margin of 52.7%, down 10 basis points from Q3:05; year-to-date gross margin of 52.4%, up 150 basis points from FY05

     * Q3:06 operating expenses of $41 million(1), up 11.6% from $36 million in Q3:05; year-to-date operating expenses of $113 million, up 12.8% from $100 million in FY05

     * Q3:06 operating income of $15.0 million(1), down 2.2% from $15.3 million in Q3:05; year-to-date operating income of $49 million, up 10.5% from $44 million in FY05

     * Q3:06 operating margin of 14.2%, down 140 basis points from Q3:05; year- to-date operating margin of 15.8%, up 20 basis points from FY05

     * Q3:06 earnings per share of $1.02(1),(2), up 142.9%; year-to-date earnings per share of $1.89, up 64.3%

     In the quarter, the Company's tax rate increased to 36.9% from 29.5% due to the tax treatment of the arbitration award.

     PATIENT PRODUCT LINE HIGHLIGHTS

     Total disposables revenue for the Patient family of products was $22 million for the quarter, down 1.3% from Q3:05 and $65 million year-to-date, up 2.4% from FY05.

     In Q2:06 Haemonetics shifted from a distribution relationship to direct sales of its US OrthoPAT surgical blood salvage product. For the quarter, OrthoPAT(R) brand disposables revenue was $6 million, level with Q3:05 and $16 million year-to-date, up 9.2%. U.S. OrthoPAT revenues increased sequentially from Q2:06, and the Company reported excellent progress in its transition to direct sales. Almost 90% of FY05 unit volume is now under long term supply contracts with Haemonetics. The Company is well poised for U.S. OrthoPAT revenue growth of greater than 20% in the fourth quarter and anticipates further strengthening of sales into FY07.

     Brian Concannon, President of the Patient Division, said, "We're very pleased with our progress in going direct with the OrthoPAT system. This should deliver exceptional sales momentum. Moreover, the margin improvement will be significant. We remain confident that this strategic decision supports the long term growth of the Company."

     DONOR PRODUCT LINE HIGHLIGHTS

     Blood bank disposables revenue was $34 million for the quarter, down 1.3% from Q3:05 and $98 million year-to-date, level with FY05. While sales of platelet collection disposables remained stable in both of Haemonetics' key markets (Japan and Europe), the prior year's significant intravenous solutions sales did not repeat.

     Plasma disposables revenue was $27 million for the quarter, up 13.0% from Q3:05 and $81 million year-to-date, up 9.0% from FY05. In the quarter, sales benefited from disposables unit growth in the U.S. as the plasma collection market rebounds and as Haemonetics executes its plan to convert a large, new customer to its plasma collection systems.

     Red cell disposables revenue was $9 million for the quarter, up 30.8% over Q3:05 and $27 million year-to-date, up 31.8% from FY05. Quarterly revenue growth came from the U.S. where sales increased 41.1% over Q3:05. Unit growth and a favorable shift in product mix were key drivers of U.S. red cell disposables revenue.

     BALANCE SHEET AND GUIDANCE UPDATES

     Haemonetics' cash and short term investments increased $19 million in the quarter, for a third quarter end cash balance of $229 million. The Company also generated $17 million in cash flow from operating activities for the quarter.

     Haemonetics also reported that it revised its full year sales guidance to 8-10% growth. A primary reason for this change results from the strategic decision to convert to direct U.S. OrthoPAT sales.

     Brad Nutter, Haemonetics' President and CEO, said, "The loss of OrthoPAT sales momentum during the third quarter was a temporary effect of the transition to direct sales. This trend has already reversed, and OrthoPAT sales are now growing faster than originally expected in our conversion plan."

     Additionally, the Company raised its annual earnings per share estimate to a range of $2.44 to $2.51, including the unusual items, and affirmed its other annual guidance of gross and operating margin improvement, and operating income growth of approximately 20%.

     Haemonetics will post detailed information on the effects of currency on the web at http://www.haemonetics.com/site/content/investor/Non_GAAP.asp.

     CONFERENCE CALL

     Haemonetics will hold a conference call on Tuesday, January 31st at 10:00 am Eastern to review in more detail the financial and operational performance of the quarter.

     Interested parties can participate by calling (800) 322-0079 (US only) or
(973) 935-2100 with conference ID 6898706. The call will be replayed through February 15th at (877) 519-4471 (US only) or (973) 341-3080 using PIN 6898706.

     (1) Including $3.75 million, or $0.09 loss in earnings per share, recorded as R&D expenses for the impairment charge related to pathogen reduction

     (2) Including $28 million in pre-tax income, or $0.61 gain in earnings per share, related to the arbitration award

     Haemonetics (NYSE: HAE) is a global company engaged in the design, manufacture and worldwide marketing of automated blood processing systems. These systems address important medical markets: surgical blood salvage, blood component collection, plasma collection, and blood component safety. To learn more about Haemonetics' products and markets, visit its web site at http://www.haemonetics.com.

     This release contains forward looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers' ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.

     CONTACT:
     Julie Fallon
     Tel. (781) 356-9517
     Alternate Tel. (617) 320-2401
     fallon@haemonetics.com

                    HAEMONETICS CORPORATION FINANCIAL SUMMARY
              (UNAUDITED DATA IN THOUSANDS, EXCEPT PER SHARE DATA)

                        CONSOLIDATED STATEMENTS OF INCOME
                               THIRD QUARTER FYE06

                                                                     % Inc/(Dec)
                                                                      vs Prior
                                            12/31/05     01/01/05       Year
                                           ----------   ----------   -----------
NET REVENUES                               $  105,677   $   98,098           7.7%
Gross profit                                   55,669       51,781           7.5
     R&D                                        9,463        6,584          43.7
     S,G&A                                     31,250       29,897           4.5
Operating expenses                             40,713       36,481          11.6
OPERATING INCOME                               14,956       15,300          (2.2)
     Interest expense                            (435)        (553)        (21.3)
     Interest income                            2,875          598         380.8
     Other income/(expense), net               27,092          262      10,240.5
Income before taxes                            44,488       15,607         185.1
Tax expense                                    16,399        4,600         256.5
NET INCOME                                 $   28,089   $   11,007         155.2
Net income per common share
assuming dilution                          $     1.02   $     0.42         142.9%
Weighted average number of shares
     Basic                                     26,542       25,628
     Diluted                                   27,646       26,314

                                                                      Inc/(Dec)
                                                                       vs prior
                                                                     year profit
                                                                       margin %
                                                                     -----------
Profit Margins:
Gross profit                                     52.7%        52.8%         (0.1)
R&D                                               9.0%         6.7%
S,G&A                                            29.6%        30.5%
Operating income                                 14.2%        15.6%         (1.4)
Income before taxes                              42.1%        15.9%         26.2
Net income                                       26.6%        11.2%

                             YEAR-TO-DATE FOR FYE06

                                                                       % Inc/(Dec)
                                                                        vs Prior
                                             12/31/05      01/01/05       Year
                                            ----------    ----------   -----------
NET REVENUES                                $  309,338    $  283,623           9.1%
Gross profit                                   161,958       144,430          12.1
    R&D                                         21,287        14,891          43.0
    S,G&A                                       91,841        85,366           7.6
Operating expenses                             113,128       100,257          12.8
OPERATING INCOME                                48,830        44,173          10.5
    Interest expense                            (1,498)       (1,850)        (19.0)
    Interest income                              5,271         1,463         260.3
    Other income/(expense), net                 28,437           (39)    (73,015.4)
Income before taxes                             81,040        43,747          85.2
Tax expense                                     29,122        14,046         107.3
NET INCOME                                  $   51,918    $   29,701          74.8
Net income per common share
assuming dilution                           $     1.89    $     1.15          64.3%
Weighted average number of shares
    Basic                                       26,406        25,347
    Diluted                                     27,413        25,886

                                                                        Inc/(Dec)
                                                                         vs prior
                                                                       year profit
                                                                         margin %
                                                                       -----------
Profit Margins:
Gross profit                                      52.4%         50.9%          1.5
R&D                                                6.9%          5.3%
S,G&A                                             29.7%         30.1%
Operating income                                  15.8%         15.6%          0.2
Income before taxes                               26.2%         15.4%         10.8
Net income                                        16.8%         10.5%

                                REVENUE ANALYSIS

                                                        Third quarter
                                            -------------------------------------
                                             12/31/05     01/01/05     %Inc/(Dec)
                                            ----------   ----------   -----------
Revenues by Geography
     United States                          $   40,077   $   33,068          21.2%
     International                              65,600       65,030           0.9
     Net Revenues                           $  105,677   $   98,098           7.7

Disposable Revenues by Product Family

Donor:
     Plasma                                 $   27,461   $   24,297          13.0
     Blood Bank                                 33,588       34,031          (1.3)
     Red Cell                                    9,304        7,111          30.8
                                            $   70,353   $   65,439           7.5
Patient:
     Surgical                               $   22,433   $   22,736          (1.3)
     Subtotal                               $   92,786   $   88,175           5.2

Equipment                                   $    5,813   $    4,714          23.3
Misc & Service                                   7,078        5,209          35.9
Net Revenues                                $  105,677   $   98,098           7.7

                                                   Nine Months Ended FYE06
                                            -------------------------------------
                                             12/31/05     01/01/05  %Inc/(Dec)
                                            ----------   ----------   -----------
Revenues by Geography
     United States                          $  116,230   $   96,374          20.6%
     International                             193,108      187,249           3.1
     Net Revenues                           $  309,338   $  283,623           9.1

Disposable Revenues by Product Family

Donor:
     Plasma                                 $   80,702   $   74,021           9.0
     Blood Bank                                 98,471       98,138           0.3
     Red Cell                                   26,662       20,225          31.8
                                            $  205,835   $  192,384           7.0
Patient:
     Surgical                               $   65,048   $   63,554           2.4

     Subtotal                               $  270,883   $  255,938           5.8

Equipment                                   $   18,547   $   13,967          32.8
Misc & Service                                  19,908       13,718          45.1
Net Revenues                                $  309,338   $  283,623           9.1

                           CONSOLIDATED BALANCE SHEETS

                                            Period ending
                                       -----------------------
                                        12/31/05     04/02/05
                                       ----------   ----------
ASSETS
Cash & cash equivalents                $  229,351   $  185,815
Short-term investments                          0            0
Accounts receivable, net                   86,262       80,719
Inventories, net                           56,313       53,088
Other current assets                       30,172       23,989
    Total current assets                  402,098      343,611
Net PP&E                                   70,294       69,337
Other assets                               50,744       54,809

    TOTAL ASSETS                       $  523,136   $  467,757

LIABILITIES & STOCKHOLDERS' EQUITY
S/T debt & current maturities          $   25,796   $   26,612

Other current liabilities                  60,274       61,310
Total current liabilities                  86,070       87,922
Long-term debt                             13,117       19,231
Other long-term liabilities                 4,976        5,469
Stockholders' equity                      418,973      355,135

TOTAL LIABILITIES & EQUITY             $  523,136   $  467,757

SOURCE  Haemonetics Corporation
    -0-                             01/31/2006
    /CONTACT: Julie Fallon of Haemonetics Corporation, +1-781-356-9517, +1-617-320-2401, fallon@haemonetics.com /
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.haemonetics.com/
    (HAE)